Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Board of Directors
Systems Evolution, Inc.
Houston, Texas 77042

We consent to the use in the Post Effective Amendment No.1 to this Registration Statement on Form S-8 of our report dated October 11, 2005 relating to the balance sheet of Systems Evolution, Inc. as of May 31, 2005, and the related statements of operations, stockholders’ deficit and cash flows for the year then ended.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 3, 2006